SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 2, 2008

I.D. SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-15087	22-3270799
(State Or Other	(Commission	(IRS Employer
Jurisdiction Of	File Number)	Identification No.)
Incorporation)

One University Plaza, Hackensack, NJ	07601
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (201) 996-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 2, 2008, Beatrice Yormark, a director of I.D. Systems, Inc. (the "Company"), passed away due to complications related to a cerebral hemorrhage. Ms. Yormark served as an "independent" director of the Company, within the meaning of the Marketplace Rules of the NASDAQ Stock Market, LLC ("Nasdaq"), and as a member of each of the Audit Committee, the Compensation Committee and the Nominating Committee of the Board of Directors of the Company (the "Board"). The Company has initiated procedures to fill the vacancies created by Ms. Yormark's passing in accordance with the time periods prescribed by Nasdaq, as discussed below.

In accordance with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), on May 5, 2008, the Company notified Nasdaq that as a result of Ms. Yormark's recent passing and the resulting vacancy on each of the Board and the Audit Committee of the Board, (i) a majority of the Board is not comprised of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1), and (ii) the Audit Committee of the Board consists of two directors, and not three independent directors as required by Rule 4350(d)(2). As a result, the Company is not in compliance with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(2).

On May 6, 2008, the Company received a Nasdaq Staff Deficiency Letter indicating that as a result of Ms. Yormark's passing, the Company is not in compliance with the independent director and audit committee requirements for continued listing set forth in the Nasdaq Marketplace Rule 4350. In accordance with Nasdaq Marketplace Rules 4350(c)(1) and 4350(d)(4), the Company must regain compliance with the independent director and audit committee requirements set forth in the Nasdaq Marketplace Rule 4350 by the earlier of its next annual shareholder meeting or May 2, 2009; provided, however, that if the annual shareholder meeting occurs before October 29, 2008, the Company shall instead have until October 29, 2008 to regain compliance. The Company's common stock continues to trade on the Nasdaq National Market.

The Nominating Committee of the Board has commenced a search for an independent director who will qualify to serve on each of the Board and the Audit Committee of the Board.

The Company issued a press release announcing the passing of Ms. Yormark and the Company's non-compliance with the independent director and audit committee requirements set forth in the Nasdaq Marketplace Rule 4350. The full text of the press release is attached hereto as Exhibit 99.1.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in Item 3.01 of this Current Report on Form 8-K, on May 2, 2008, Beatrice Yormark, a director of the Company passed away due to complications related to a cerebral hemorrhage. The Nominating Committee of the Board has commenced a search for an independent director who will qualify to serve on each of the Board and the Audit Committee of the Board.

The Company issued a press release announcing the passing of Ms. Yormark and the Company's non-compliance with the independent director and audit committee requirements set forth in the Nasdaq Marketplace Rule 4350. The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1 - Press release, dated May 6, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I.D. SYSTEMS, INC.

By:	/s/ Ned Mavrommatis
Name: Ned Mavrommatis
Title: Chief Financial Officer

Date: May 6, 2008